September 2 0 0 9 Project Spring – overview of proposed transaction STRICTLY PRIVATE & CONFIDENTIAL Exhibit 99.16

Agenda Page 1 Overview of proposed transaction 1 Proposed transaction process 8 Appendix – selected financial information 11 STRICTLY PRIVATE & CONFIDENTIAL

Transaction overview
The proposed transaction will combine JSC Violet and Carnation under a NYSE-listed NewCo (“Violet Ltd”)
Violet Ltd will launch a tender offer for all outstanding shares of JSC Violet, subject to a minimum tender acceptance threshold of 95%:
1 Violet DR for 1 JSC Violet ADR
20 Violet Ltd common shares for 1 JSC Violet common share; and
20 Violet Ltd preferred shares for 1 JSC Violet preferred share
Assuming the 95% threshold is met:
Azalea and Tulip will immediately contribute their stakes in Carnation in exchange for additional Violet Ltd shares where Violet Ltd will issue […] common shares for […] Carnation share¹
JSC Violet will be delisted from NYSE and RTS
Violet Ltd will commence a “squeeze-out” process of any remaining JSC Violet shareholders
Other conditions precedent
Receipt of all required regulatory approvals
Receipt of required waivers from creditors
Cessation of all legal proceedings involving the two major shareholders
1 This implies that Carnation shareholders will receive [  ]% of the total share capital of Violet Ltd for their 100% contribution of Carnation, which reflects a 1:[  ] ratio of economic equity values of JSC Violet to Carnation and a 1:[  ] ratio of enterprise values

STRICTLY PRIVATE & CONFIDENTIAL

Proposed Violet Ltd structure
Proposed Violet Ltd structure
Violet Ltd
Free
Float
100%
100%
Violet Ltd features
Name: Violet Ltd
Bermuda incorporated
Listed on the NYSE
Headquartered and tax domiciled in the
Netherlands
Key executives and head office functions
based in the Netherlands
HoldCo B.V.²
Tulip Azalea
[  ]% Economic
[  ]% Voting¹
[  ]% Economic
[  ]% Voting¹
[  ]% Economic
[  ]% Voting¹
Carnation JSC Violet
¹ JSC Violet preference shares to be exchanged for Violet Ltd preference shares convertible into common at any time between year 2.5 and year 5 after closing
² There may be need for a second Dutch HoldCo if fiscal unity between Violet Ltd and HoldCo is not granted
Storm
43.5%
56.5%

STRICTLY PRIVATE & CONFIDENTIAL

Proposed governance structure
9 directors of the Board
Each of Azalea and Tulip will nominate 3 candidates; 3 directors will be independent
Cumulative voting for directors, with all shareholders voting
No vetoes on the Board for any matters for either Azalea or Tulip
Quorum: At least 6 members of the Board for all matters
Chairman of the Board will be independent and elected by simple majority of the Board
CEO will be independent and elected with 6 out of 9 votes
Violet Ltd
corporate
governance
JSC Violet
and
Carnation
corporate
governance
Shareholder
agreement
Board of 5 directors in each company
Azalea and Tulip to each appoint 1 director
Remaining directors to be proposed by Violet Ltd CEO and approved by the Violet Ltd Board
Removal of all clauses that require supermajority voting
General Managers for each of Carnation and JSC Violet to be proposed by Violet Ltd CEO and approved by the Board of Violet Ltd
General Director of JSC Violet to be Russian national
General Manager of Carnation to be Ukrainian national
Specifically designed to avoid deadlock amongst parties
Governed by New York law
Any disputes will be resolved by arbitration in London under UNCITRAL Arbitration Rules

STRICTLY PRIVATE & CONFIDENTIAL

Compelling value proposition for JSC Violet shareholders
Creates the largest EMEA emerging markets mobile operator
Significant value creation potential
The leading operators of Ukraine and Russia brought together under the same entity
Potential for in-country consolidation in Ukraine subject to regulatory approval
Scale related synergy potential with more than 22 million additional subscribers
Financial strength improved
Improved credit profile with Carnation’s low leverage
Prospect of near-term dividends for the Violet Ltd shareholders
Attractive exchange ratio for minority shareholders
Alignment of interests and end of conflicts between the major shareholders
Creates a stable ownership structure going forward
Smooth independent driven decision making process on Violet Ltd Board

STRICTLY PRIVATE & CONFIDENTIAL

Violet Ltd will be the largest mobile operator in EMEA
emerging markets
Revenues 2008A (US$mm) EBITDA 2008A (US$mm)
FCF 2008A (US$mm)¹
Source: Company information
¹ Defined as EBITDA-Capex
Total subscribers 2008A (mm)
6
STRICTLY PRIVATE & CONFIDENTIAL
96
91
85
78
61
37
32
24
20
3 349
2 913
2 289
1 806
1 772
1 060
490
381
37
6 282
5 231
5 140
4 860
2 580
2 384
1 468
1 422
872
12 582 12 424
10 245
10 117
6 970
5 327
3 412
2 465
1 838

Financial strength improved
Violet Ltd’s EBITDA margin and cash flow generation improve significantly
Credit profile of Violet Ltd significantly improves compared to JSC Violet stand-alone
Diversification of operations provides lower risk
EBITDA margin 2008A Free Cash Flow conversion 2008A Net debt/EBITDA 2Q 2009A LTM ²
Violet shareholders benefit from improving financial profile
(0.25x)
Source: Company information
1 Free Cash Flow defined as (EBITDA – Capex) / EBITDA
² LTM EBITDA (2H 2008A + 1H 2009A), converted at average period exchange rate if not disclosed in US$. Carnation Q2 2009A net debt adjusted for expected Q3 dividend payment of UAH 1,900mm
JSC Violet Carnation Violet Ltd
7
STRICTLY PRIVATE & CONFIDENTIAL
1,39x
0,12x
1,14x
48,0%
57,7%
49,9%
JSC Violet Carnation Violet Ltd
47,1%
74,6%
53,3%
JSC Violet Carnation Violet Ltd
1

Agenda Page 8 Proposed transaction process 8 Overview of proposed transaction 1 Appendix – selected financial information 11 STRICTLY PRIVATE & CONFIDENTIAL

PROPOSED TRANSACTION PROCESS

T
T+10d
T+16w
Holiday period
T+26w
T+28w
T+44w
1 m
2 m
3 m
4 m
5 m
6 m

Indicative transaction milestones

1)  Assumes no extension of offer period
2)  Assumes 15 days settlement period [to be confirmed]
Timeline
Launch tender offer
Tender offer
period
1
Closing of tender offer²
Delisting of JSC Violet on NYSE
Announcement of transaction
Carnation contribution
Squeeze-out period
Prepare tender offer filing + reg. filings
Violet Ltd listed on NYSE
Road-show period
JSC Violet Board meeting
JSC Violet fairness opinion ready
JSC Violet management briefing
STRICTLY PRIVATE & CONFIDENTIAL
Sep-09 Oct-09 Nov-09
Dec-09
Jan-10
Feb-10 Mar-10
Apr-10

Proposed immediate timeline
Immediate timeline
23 Sept Tulip and Azalea meet with Management
Management executes NDA
Tulip and Azalea present Proposed Transaction
Limited DD of JSC Violet and Carnation commences
25 Sept     JSC Violet Board Meeting (subject to a unanimous waiver of the notice period by the Board members)
Review of Proposed Transaction
Board appoints legal and financial advisors
3/4 Oct       JSC Violet Board meeting
Financial advisors provide fairness opinion to JSC Violet
JSC Violet Board recommends Proposed Transaction
Tulip and Azalea execute Definitive Agreements
5 Oct           Announcement of Transaction

STRICTLY PRIVATE & CONFIDENTIAL

Agenda Page 11 Appendix – selected financial information 11 Overview of proposed transaction 1 Proposed transaction process 8 STRICTLY PRIVATE & CONFIDENTIAL

JSC Violet and Carnation trading performance update — US$
JSC Violet financials (US$mm) Carnation financials (US$mm)
Commentary
Dec 2008 net debt is adjusted for Carnation dividends paid-out in Q1 2009, Q2 2009 (Q1: UAH 2,906mm and Q2: UAH
4,600mm) and Q3 dividends of UAH 1,900mm
March 2009 net debt adjusted for Carnation dividend in Q2 2009 (UAH 4,600mm) and Q3 2009 (UAH 1,900mm)
June 2009 net debt adjusted for Carnation dividend in Q3 2009 (UAH 1,900mm)
Source: Company information
¹ Income statement converted at average USD/RUB rate of 34.03 for Q1 2009
² Income statement converted at average USD/RUB rate of 32.18 for Q2 2009
Capex implied from capex to sales ratio in UAH (reporting currency for Q2 2009A)
4 Income statement converted at average USD/UAH rate of 7.91 for Q2 2009 except capex; balance sheet converted at end of period USD/UAH rate of 7.72 for Q2 2009; Dividend of
UAH1,900mm converted at current USD/UAH rate of 8.50 as of September 20, 2009
12
STRICTLY PRIVATE & CONFIDENTIAL
US$mm 2007A 2008A 1Q2009A 2Q2009A
4
Revenue 2,148 2,465 360 373
% growth y-o-y 14.7% (38.1%) (41.5%)
EBITDA 1,251 1,422 210 222
% margin 58.2% 57.7% 58.4% 59.5%
% growth y-o-y 13.6% (40.0%) (41.4%)
Capex (437) (361) (37.9) (38.8)
3
as % of sales 20.4% 14.7% 10.5% 10.4%
Free cash flow 814 1,060 173 183
% conversion 65.1% 74.6% 82.0% 82.5%
% growth y-o-y 30.3% (57.8%) (59.5%)
Net debt YE 2007A YE 2008A
March
2009A
June
2009A
4
Cash (1,059) (1,056) (730) (138)
Debt 434 124 90 57
Net debt as reported (625) (932) (640) (81)
Dividend Q109 354 - -
Dividend Q209 581 581 -
Dividend Q309 224 224 224
Adjusted net debt/(cash) 227 165 142
US$mm 2007A 2008A 1Q2009A¹ 2Q2009A²
Revenue 7,171 10,117 1,964 2,145
% growth y-o-y 41.1% (6.8%) (17.8%)
EBITDA 3,597 4,860 945 1,086
% margin 50.2% 48.0% 48.1% 50.6%
% growth y-o-y 35.1% (16.1%) (11.2%)
Capex (1,773) (2,571) (115) (156)
as % of sales 24.7% 25.4% 5.9% 7.3%
Free cash flow 1,824 2,289 830 930
% conversion 50.7% 47.1% 87.8% 85.6%
% growth y-o-y 25.5% (56.2%) (47.8%)
Net debt YE 2007A YE 2008A
March
2009A
June
2009A
Cash (1,004) (915) (966) (1,649)
Debt 2,767 8,443 7,696 7,974
Net debt 1,763 7,528 6,730 6,325
3

JSC Violet and Carnation trading performance update — local currency
JSC Violet financials (RUBmm)
Source: Company information
¹ Income statement converted at average USD/RUB rate of 25.57 for 2007; balance sheet converted at end of period USD/RUB rate of 24.54 for 2007
² Income statement converted at average USD/RUB rate of 24.89 for 2008
³ Capex implied from capex to sales ratio in US$ (reporting currency for Q1 2009A)
4 Balance sheet converted at end of period USD/UAH rate of 8.05 for Q1 2009
Carnation financials (UAHmm)
Commentary
Dec 2008 net debt is adjusted for Carnation dividends paid-out in Q1 2009, Q2 2009 (Q1: UAH 2,906mm and Q2: UAH
4,600mm) and Q3 dividends of UAH 1,900mm
March 2009 net debt adjusted for Carnation dividend in Q2 2009 (UAH 4,600mm) and Q3 2009 (UAH 1,900mm)
June 2009 net debt adjusted for Carnation dividend in Q3 2009 (UAH 1,900mm)
13
STRICTLY PRIVATE & CONFIDENTIAL
UAHmm 2007A 2008A 1Q2009A 2Q2009A
Revenue 10,924 12,711 2,773 2,909
% growth y-o-y 16.4% (5.6%) (7.8%)
EBITDA 6,295 7,438 1,618 1,730
% margin 57.6% 58.5% 58.4% 59.5%
% growth y-o-y 18.2% (3.9%) (6.3%)
Capex (2,059) (1,926) (292)
3
(303)
as % of sales 18.9% 15.1% 10.5% 10.4%
Free cash flow 4,235 5,512 1,326 1,427
% conversion 67.3% 74.1% 82.0% 82.5%
% growth y-o-y 30.1% (4.6%) (4.7%)
Net debt
YE 2007A YE 2008A
March
2009A
4
June
2009A
Cash (4,612) (5,068) (5,879) (1,067)
Debt 2,280 985 725 440
Net debt as reported (2,331) (4,083) (5,154) (627)
Dividend Q109 2,906 0 0
Dividend Q209 4,600 4,600 0
Dividend Q309 1,900 1,900 1,900
Adjusted net debt/(cash) 5,323 1,346 1,273
RUBmm 2007A¹ 2008A² 1Q2009A 2Q2009A
Revenue 183,380 251,782 66,843 69,035
% growth y-o-y 37.3% 30.7% 11.9%
EBITDA 91,976 120,948 32,166 34,958
% margin 50.2% 48.0% 48.1% 50.6%
% growth y-o-y 31.5% 17.8% 21.0%
Capex (45,339) (63,985) (3,925) (5,027)
as % of sales 24.7% 25.4% 5.9% 7.3%
Free cash flow 46,637 56,963 28,241 29,931
% conversion 50.7% 47.1% 87.8% 85.6%
% growth y-o-y 22.1% (21.6%) (32.9%)
Net debt YE 2007A¹ YE 2008A
March
2009A
June
2009A
Cash (24,630) (26,873) (32,861) (51,605)
Debt 67,889 248,056 261,759 249,525
Net debt 92,519 221,183 228,898 197,920